SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2009

Sunrise Telecom Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-30757	77-0291197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California		95138
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 363-8000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2009, the Board of Directors (the “Board”) of Sunrise Telecom Incorporated (“the “Company”) appointed Bahaa N. Moukadam the Company’s Chief Executive Officer, replacing Paul A. Marshall in that position. Mr. Moukadam’s annual salary will be $250,000.

Prior to becoming the CEO for the Company, Mr. Moukadam was the Company’s vice president of marketing. Prior to joining the Company, Mr. Moukadam worked for Spirient Communications as a Vice President of IP Telephony-NGN, and previously for Agilent and JDSU/Acterna in their respective product marketing departments. Mr. Moukadam holds an M.S. in Electrical Engineering from the University of Kansas and a B.S. from the University of Missouri.

On August 4, 2009, the Board appointed Paul A. Marshall, Company director and former CEO, the Company’s Chief Technical Officer. Mr. Marshall’s annual salary will be $195,000.

Mr. Marshall co-founded Sunrise Telecom in October 1991 and served as CEO since February 2006. Mr. Marshall served as Chief Operating Officer from December 1999 to February 2006; as Vice President of Marketing from March 1992 to February 2006; and as one of our directors since October 1991. Mr. Marshall also served as the Company’s Chief Financial Officer from March 1992 until December 1999 and as Acting Chief Financial Officer from October 2002 to February 2005. Mr. Marshall holds an M.B.A. from the Harvard Business School and a B.S. in Mechanical Engineering from the University of California at Davis.

On August 4, 2009, the Board appointed Lyron L. Bentovim, Company director and chair of the Board’s Strategy Committee, the Company’s Chief Operating Officer. Mr. Bentovim’s annual salary will be $225,000,

Mr. Bentovim has served as a director of the Company since October 2008. Mr. Bentovim is also a Managing Director of SKIRITAI Capital LLC. From 2000 to 2001, he served as President and COO of WebBrix, Inc. Prior to that, Mr. Bentovim served as a strategy consultant with USWeb/CKS, the Mitchell Group and McKinsey & Company. Mr. Bentovim is also a director of Top Image Systems, Argonaut Technologies, Inc. and Three Five Systems, Inc. Mr. Bentovim has an MBA from Yale Business School and a Law Degree from the Hebrew University in Jerusalem.

Item 7.01. Regulation FD Disclosure.

The Company announced on August 6, 2009, that it has completed its review of strategic alternatives that began in March 2009. As a result, on August 7, 2009, the Company voluntarily deregistered its shares with the Securities and Exchange Commission (“SEC”) in order to achieve savings in administrative and regulatory compliance costs. The Company will continue to trade on the Pink Sheets under its current ticker symbol, SRTI.PK, and will post regular quarterly and annual reports on the Pink Sheet website. The Company expects deregistration to be effective ninety days after the filing.

Another outcome of the Company’s strategic alternatives review was the decision to move most of the Company’s manufacturing operations from San Jose, California to its Taiwan facility. The move is expected to yield cost savings while reducing inventory. This transition is expected to be completed by the end of 2009.

On August 4, 2009, the Board also dissolved its Strategy Committee.

A copy of the press release issued by the Company with respect to these matters is attached as Exhibit 99.01 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

99.1	Press release dated August 6, 2009 announcing the Company’s appointment of industry veteran Bahaa Moukadam as CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: August 10, 2009	By:	/S/ KIRK O. WILLIAMS
KIRK O. WILLIAMS Chief Legal and Compliance Officer

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